UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03     Material Modifications of Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain             Officers; Compensatory Arrangements of Certain Officers.

Effective September 18, 2017, the Board of Directors (the “Board”) of Caladrius Biosciences, Inc. (the “Company”) approved an amendment (the “Amendment”) to that certain employment agreement, dated January 5, 2015, as subsequently amended on January 16, 2015 and July 25, 2016, by and between the Company and David J. Mazzo, PhD, the Company’s Chief Executive Officer (the “Employment Agreement”). Capitalized terms are defined as set forth in the Employment Agreement.

Prior to the effectiveness of the Amendment, if the Company terminated Dr. Mazzo’s employment without Cause (other than by reason of death or Disability) or Dr. Mazzo voluntarily terminated his employment for Good Reason during the period commencing on the effective date of a Change in Control and ending on the second anniversary of the effective date of a Change in Control, Dr. Mazzo would have received (i) payment of his salary as then in effect through the fifteen month anniversary of the Termination Date and (ii) a lump sum payment equal to 1.25 times his target bonus as then in effect. The Amendment provides that upon the occurrence of the events in connection with a Change of Control as described above, Dr. Mazzo shall instead receive (i) payment of his salary as then in effect through the eighteen-month anniversary of the Termination Date and (ii) a lump sum payment equal to 1.5 times his target bonus as then in effect. The Amendment also provides for the continuation of Dr. Mazzo’s benefits for a period of eighteen months from the Termination Date, instead of the fifteen month period previously provided for in the Employment Agreement.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or By-Laws.

Effective September 18, 2017, the Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”) by amending Article I, Sections 1.10 and 1.11.

As amended, Article I, Section 1.10 governs the introduction of business at annual and special meetings of the Company’s stockholders. Article I, Section 1.10(a) sets forth the procedure by which a stockholder may nominate persons for election to the Board and propose business to be considered and acted upon at an annual meeting of the stockholders. The procedure outlines the timeline for providing notice and the information to be contained in such notice, which includes certain details with respect to the proposed director nomination or other business, certain information about the stockholder making the proposal (including such stockholder’s equity interest in the Company and agreements entered into by such stockholder pertaining to the proposed director nomination or other business), and certain representations and certifications made by the proposing stockholder, among other required disclosures. Article I, Section 1.10(b) provides that director nominations and proposals of other business to be considered and acted upon by the stockholders shall not be brought before a special meeting of stockholders unless such special meeting is held in lieu of an annual meeting of stockholders.

As amended, Article I, Section 1.11 governs stockholder action without a meeting. Article I, Section 1.11(a) sets forth the procedure by which a stockholder may request that the Board fix a record date for the purpose of determining the stockholders entitled to take action by written consent.

A copy of the amendment to the Bylaws is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

  Item 9.01    Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description
3.1	Amendment to the Bylaws of Caladrius Biosciences, Inc., effective as of September 18, 2017.
10.1	Amendment to Employment Agreement with David J. Mazzo, effective September 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

Dated: September 21, 2017	By:	/s/ David J. Mazzo
	Name:	David J. Mazzo, PhD
	Title:	President and Chief Executive Officer